FINDER'S AGREEMENT

This Finder's Agreements (the "AGREEMENT") is made and entered into as of this 11th[rd] day of June, 2012, (the "EFFECTIVE DATE") by and between William F. von Gremp (the "Consultant") with principal place of business at 28441 Del Mar, Laguna Niguel, California 92677, and Eclipse Identity Recognition Corporation(the "Client") with principal place of business at 15732 Los Gatos Blvd, PMB 525, Los Gatos, California 95032.

WHEREAS, the Client desires to retain the services of Consultant with respect to directly introducing Client to sources of securing capital financing or acquisition (the "Candidates") for which Client shall evaluate the Candidates with a view to being acquired or invested in by such Candidates; and

WHEREAS, the parties desire to set forth their understanding with respect to information concerning Candidates delivered to the Client by Consultant.

NOW, THEREFORE, in consideration of the mutual benefit, covenants and promises contained herein, the parties agree as follows:

1. Information. Consultant agrees to disclose to Client the names and all relevant information in his possession concerning Candidates and such other Candidates from time to time Consultant may be agreed upon in writing by the parties. Client shall first approve the Candidates before proceeding. Approved candidates shall be included in Exhibit A. Consultant shall provide periodic updates of or progress on Candidates to Client. Consultant further agrees to offer such reasonable advice and assistance as may be requested by the Client to the effect or help in obtaining financing from or obtaining business opportunities/sales from a Candidate.

2. First Right of Refusal. Client has a first right of refusal to refuse any Candidates or any offers for any reason that Consultant introduces Client to interested in acquiring or investing in Client.

3. Commission Fees. In the event that the Client is acquired or invested by a Candidate through Consultant's direct efforts within the duration of this Agreement, Consultant shall be entitled to a commission fee for the acquisition or investment transaction as follows:

   a). Acquisition of Client by Candidate: Consultant shall receive a six percent (6%) commission based on fifteen to twenty million dollars ($15,000,000 to $20,000,000) sale of the Client. If sale is more than twenty million (more than $20,000,000), then Consultant receives a five percent (5%) commission on the sale; or

b). Investment in Client by Candidate. Consultant shall receive a three percent (3%) commission based on secured funds of five million ($5,000,000) or more that Client receives from Candidate as a result of Consultant's direct efforts.

c). Consultant shall not be entitled to any commission fees related to any acquisition of or investment in Client if Client has already made previous contact with Candidate(s) that Consultant introduces to Client.

d). This section does not limit Client from seeking its own fundraising efforts, acquisition efforts and activities from other sources. Client is currently working with other sources on fundraising and acquisition efforts. On funds raised from other sources or other sources of acquisition of Client, Consultant shall not receive any commission fees resulting on those funds raised by other sources as a result of Client's efforts or Client Affiliates.

e). Commission fee owed to Consultant shall only be paid to Consultant immediately within thirty (30) days after receipt of funds by Client as a result of closing of the financing or acquisition by a Candidate.

4. Term and Termination. The initial term of this Agreement shall be from the date hereof until June 11, 2013 unless the parties agree to extend it on a month to month basis thereafter. Client has the right to immediately terminate this Agreement at any time for any reason by giving written notice to Consultant. Either party shall have the right to terminate this Agreement immediately in its entirety, for cause and breach, forthwith at any time, by giving written notice to the other party in the event that the other party:(i) commits a non-curable default or violation of this Agreement; (ii) commits a curable default or violation of this Agreement which is not remedied within thirty (30) days after written notice thereof; or (iii) becomes insolvent, or has a petition filed against it as bankrupt or insolvent, or executes an assignment for the benefit of creditors, or has a receiver appointed for any reason, with termination in such cases being effective as of the date of the happening of the contingency referred to.

5. Expenses. Consultant shall be responsible for all expenses incurred regarding this Agreement.

6. Nondisclosure. Consultant will obtain signed nondisclosure agreements from Candidates prior to providing confidential information related to the Client when necessary.

7. Confidentiality. Consultant and Client acknowledge that during the course of this Agreement, Consultant will become acquainted with and will have access to certain Client information that is confidential and proprietary in nature. The Consultant and Client further acknowledge that disclosure of such information could cause irreparable harm to Client that would not be compensable by money damages. Accordingly, Consultant agrees to keep such information confidential and shall not disclose or allow disclosure to any third persons without the consent of Client except as required by law or competent authority. In the event that there is a breach or a threatened breach of this confidentiality, Consultant agrees that Client shall have an immediate right to seek injunctive relief against Consultant in addition to money damages.

8. Warranties. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER DISCLOSING PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY NATURE WHATSOEVER WITH RESPECT TO ANY INFORMATION DISCLOSED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT.

9. Independent Contractor Status. Consultant is retained only for the purposes and to the extent set forth in this Agreement, and it is expressly understood and agreed by the parties that Consultant is engaged hereunder as an independent contractor. As an independent contractor, Consultant acknowledges and agrees that (i) Consultant has no authority to enter into any agreement or arrangement, whether written or verbal, on behalf of the Client , and (ii) Consultant shall not be entitled to any pension, bonus, profit sharing, health or similar benefit which the Client may make available to its employees from time to time. Nothing in this Agreement is intended to be an agreement for employment and the parties herein do not intend to create any employment relationship between the Client and Consultant. Consultant shall be an independent contractor and shall be solely responsible for all federal, state and local taxes, withholdings and related obligations which may arise from any compensation made by the Client to Consultant, including without limitation, federal and state income tax obligations and contributions to social security, disability and workers' compensation insurance benefits. Consultant agrees to indemnify, defend and hold the Client harmless from and against any and all claims or liability arising out of or in connection with any alleged failure to satisfy any such obligations.

10. Assignment , Subcontract, Transfers. This Agreement shall not be assigned by Consultant to any Consultant Affiliate, assigns, or any third party without the prior written consent of Client. Consultant shall not subcontract or transfer this Agreement or any portion of the

services performed by Consultant hereunder without the prior written consent of Client

11. Notice. All notices under this Agreement will be delivered to the parties at their respective addresses as set forth above, or at such other addresses as may from time to time be specified in writing by such party.

12. Miscellaneous. This Agreement represents the entire understanding of the parties hereto and no amendment or variation of the terms and conditions of this Agreement shall be valid unless such is in writing and signed by the parties hereto. Any term of this Agreement may be amended with the written consent of Consultant and Client. Any amendment or waiver affected in accordance with this Section shall be binding upon the Parties and their respective successors and assigns. Failure to enforce any provision of this Agreement by a Party shall not constitute a waiver of any term hereof by such Party. This Agreement shall be interpreted, governed by and construed in accordance with the laws of the State of California, United States of America, without regard to its conflicts of laws provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

William F. von Gremp
(Consultant)

By: William F. von Gremp

Eclipse Identity Recognition Corporation
(Client)

Stephen d. Miller

By: ______________________

Its: Stephen Miller

Exhibit A

Consultant shall immediately reveal Candidates to Client upon execution of Agreement. Client must first approve Candidates and if approved shall be included in this Exhibit A.

Future companies can be added Exhibit A upon written consent by both parties.